SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2018

SUNRISE REAL ESTATE GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Hengfeng Road No.638, Fl 5A11, Bldg A.

Shanghai, PRC 200070

Registrant's telephone number, including area code (86)-21-6167-2855

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 29, 2018, Sunrise Real Estate Group, Inc. (the “Company”) appointed Mr. Lin Hsin Hung to be the Chairman of the Board of Directors of the Company and Mr. Lin Chi Jung resigned as the Chairman of the Board of Directors. Mr. Lin Chi Jung shall remain as a Director of the Company.

Item 8.01. Other Events

On October 29, 2018, the Company’s Board of Directors declared a cash dividend of $0.10 per share payable January 28, 2019 to shareholders of record as of December 28, 2018. The ex-dividend date will be December 26, 2018.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2018

SUNRISE REAL ESTATE GROUP, INC.

By:	/s/ Lin Hsin Hung
	Name:	Lin Hsin Hung
	Title:	Chairman